UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into of a Material Definitive Agreement.

On September 25, 2026, Polar Power, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Arthur Sams (the “Holder”), the Company’s Chief Executive Officer, Secretary, director and Chairman of the board of directors of the Company. Pursuant to the Exchange Agreement, the Holder surrendered $614,700 in aggregate principal amount and accrued interest of the promissory notes that the Company previously issued to the Holder for an aggregate of 683 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) and a warrant (the “Warrant”) to purchase 382,276 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

As previously disclosed, the Company established a series of the Company’s preferred stock, par value $0.0001 per share, which is designated as “Series A Convertible Preferred Stock,” having a stated value of $1,000 per share with 25,000 shares reserved for issuance. Pursuant to the certificate of designation of preferences, rights and limitations of Series A Convertible Preferred Stock (the “COD”), the Preferred Stock will bear a dividend, which will accrue monthly at a rate of 10% per annum, and will be convertible into shares of the Company’s Common Stock at the market conversion price. The market conversion price will be equal to 90% of the lowest VWAP over the seven consecutive trading days immediately preceding the applicable conversion date, but not less than the floor price.

The Warrant is exercisable for three years from the date of issuance of the Warrant, and the initial exercise price is $1.34.

The foregoing summary of the Exchange Agreement, Preferred Stock and the Warrant issued to the Holder does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, the COD, the Certificate of Correction of the COD and the Warrant, which are filed or incorporated by reference, respectively as Exhibits 10.1, 3.1, 3.2 and 10.2 to this Current Report, which are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report are incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On September 24, 2026, the Company issued a press release announcing the entry of the Exchange Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Rights and Limitations of Series A Convertible Preferred Stock of Polar Power, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed with the SEC on July 16, 2026)
3.2	Certificate of Correction of the Certificate of Designations, Rights and Limitations of Series A Convertible Preferred Stock of Polar Power, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed with the SEC on July 27, 2026)
10.1	Exchange Agreement dated September 23, 2026 by and between Polar Power, Inc. and Arthur Sams
10.2	Common Stock Purchase Warrants issued to Arthur Sams
99.1	Press Release dated September 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary